Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Announces $800 Million Offering of Senior Notes

HOUSTON, Sept. 22, 2016 (GLOBE NEWSWIRE) – Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”), a subsidiary of Targa Resources Corp. (NYSE: TRGP), and the Partnership’s subsidiary Targa Resources Partners Finance Corporation announced today that, subject to market conditions, they intend to sell in an offering in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act, $800 million in aggregate principal amount of senior unsecured notes. The Partnership expects the senior notes will be issued in two separate series, maturing in 2025 and 2027, respectively. The Partnership intends to use the net proceeds from the offering, together with cash on hand and borrowings under its senior secured credit facility, if needed, to fund three concurrent cash tender offers (the “Tender Offers”) to purchase for cash, subject to certain conditions, up to $800 million in aggregate purchase price, excluding accrued interest, of its 5% senior notes due 2018 (the ‘‘2018 Notes’’), 6.625% senior notes due 2020 (the ‘‘2020 Notes’’) and 6.875% Senior Notes due 2021 (the “2021 Notes”). The tender offers regarding the 2020 Notes and 2021 Notes are subject to $225.0 million and $325.0 million caps, respectively. The Tender Offers are being made pursuant to an Offer to Purchase dated September 22, 2016. To the extent that the Tender Offers are not completed or the net proceeds of this offering exceed the amount needed to fund the Tender Offers, the Partnership may use the remaining net proceeds from the offering for general partnership purposes, which may include redemptions or repurchases of its outstanding notes, reducing borrowings under its senior secured credit facility, repaying other indebtedness, working capital and funding capital expenditures and acquisitions.

The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior unsecured notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A under the Securities Act and by non-US persons pursuant to Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, except as required by law.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Partnership does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Jennifer Kneale

Vice President – Finance

Matt Meloy

Executive Vice President and Chief Financial Officer